Registration Statement No. 333-156118

Filed pursuant to Rule 424(b)(3)

Amendment dated March 2, 2011

to Pricing Supplements No. 32, 33, 34, 35, 36 and 37, dated January 30, 2009 to Prospectus Supplement and Prospectus each dated December 15, 2008 relating to the Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) Medium-Term Note Program

ELEMENTSSM

Linked to the Rogers International Commodity Index®

—Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between January 19, 2011 and February 28, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$5,000,000	93.039%	$4,651,950	January 19, 2011
$7,000,000	93.039%	$6,512,730	January 19, 2011
$7,000,000	92.723%	$6,490,610	January 20, 2011
$4,000,000	92.723%	$3,708,920	January 20, 2011
$4,000,000	92.876%	$3,715,040	January 25, 2011
$2,000,000	92.876%	$1,857,520	February 3, 2011
$2,000,000	95.025%	$1,900,500	February 4, 2011
$5,000,000	95.025%	$4,751,250	February 4, 2011
$3,000,000	95.224%	$2,856,720	February 10, 2011
$5,000,000	95.224%	$4,761,200	February 10, 2011
$2,000,000	94.961%	$1,899,220	February 14, 2011
$3,000,000	94.961%	$2,848,830	February 14, 2011
$5,000,000	94.961%	$4,748,050	February 14, 2011
$2,500,000	95.354%	$2,383,850	February 16, 2011
$5,000,000	95.354%	$4,767,700	February 16, 2011
$2,000,000	94.486%	$1,899,720	February 22, 2011
$3,000,000	94.486%	$2,834,580	February 22, 2011
$3,000,000	94.787%	$2,843,610	February 23, 2011
$5,000,000	95.305%	$4,765,250	February 24, 2011
$5,000,000	95.474%	$4,773,700	February 25, 2011
$8,000,000	96.087%	$7,686,960	February 28, 2011

Linked to the Rogers International Commodity Index®

—Agriculture Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between January 19, 2011 and February 28, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$5,000,000	107.204%	$5,360,200	January 19, 2011
$3,000,000	107.328%	$3,219,840	January 20, 2011
$10,000,000	107.328%	$10,732,800	January 20, 2011
$3,000,000	106.710%	$3,201,300	January 21, 2011
$5,000,000	108.090%	$5,404,500	January 25, 2011
$3,000,000	109.772%	$3,293,160	January 27, 2011
$6,000,000	111.002%	$6,660,120	January 27, 2011
$6,000,000	110.106%	$6,606,360	January 31, 2011
$4,000,000	111.394%	$4,455,760	February 3, 2011
$10,000,000	111.394%	$11,139,400	February 3, 2011
$2,000,000	113.056%	$2,261,120	February 4, 2011
$8,000,000	114.061%	$9,124,880	February 7, 2011
$6,000,000	115.102%	$6,906,120	February 8, 2011
$4,000,000	114.307%	$4,572,280	February 9, 2011
$5,000,000	114.307%	$5,715,350	February 9, 2011
$8,000,000	114.307%	$9,144,560	February 9, 2011
$3,000,000	114.940%	$3,448,200	February 10, 2011
$2,000,000	114.755%	$2,295,100	February 11, 2011
$4,000,000	114.755%	$4,590,200	February 11, 2011
$5,000,000	114.940%	$5,747,000	February 14, 2011
$2,500,000	117.090%	$2,927,250	February 16, 2011
$3,500,000	116.742%	$4,085,970	February 17, 2011
$2,500,000	116.238%	$2,905,950	February 18, 2011
$3,000,000	114.905%	$3,447,150	February 22, 2011
$3,000,000	114.905%	$3,447,150	February 22, 2011
$5,000,000	114.905%	$5,745,250	February 22, 2011
$5,000,000	114.905%	$5,745,250	February 22, 2011
$5,000,000	116.568%	$5,828,400	February 24, 2011
$10,000,000	115.455%	$11,545,500	February 25, 2011
$15,000,000	115.455%	$17,318,250	February 25, 2011
$10,000,000	115.455%	$11,545,500	February 25, 2011

Linked to the Rogers International Commodity Index®

—Metals Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between January 19, 2011 and February 28, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,000,000	118.064%	$2,361,280	January 26, 2011
$2,000,000	125.156%	$2,503,120	February 28, 2011

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between January 19, 2011 and February 28, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,000,000	65.895%	$1,317,900	January 19, 2011
$1,000,000	65.495%	$654,950	January 20, 2011
$2,000,000	65.495%	$1,309,900	January 20, 2011
$1,000,000	64.026%	$640,260	January 28, 2011
$3,000,000	66.477%	$1,994,310	February 4, 2011
$2,000,000	64.520%	$1,290,400	February 11, 2011
$2,500,000	64.095%	$1,602,375	February 17, 2011
$1,000,000	64.095%	$640,950	February 17, 2011
$1,000,000	64.443%	$644,430	February 23, 2011
$2,000,000	64.443%	$1,288,860	February 23, 2011
$2,000,000	67.562%	$1,351,240	February 28, 2011

Linked to the MLCX Biofuels Index (Exchange Series)

— Total Return

Due February 13, 2023

The following issuances involved scheduled settlement between January 19, 2011 and February 28, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	121.137%	$1,211,370	February 7, 2011
$500,000	121.430%	$607,150	February 15, 2011
$500,000	116.447%	$582,235	February 22, 2011

Linked to the MLCX Grains Index

— Total Return

Due February 13, 2023

The following issuances involved scheduled settlement between January 19, 2011 and February 28, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	73.719%	$737,190	January 25, 2011
$500,000	76.828%	$384,140	February 9, 2011
$2,500,000	77.449%	$1,936,225	February 10, 2011
$750,000	78.686%	$590,145	February 16, 2011
$3,500,000	78.940%	$2,762,900	February 17, 2011
$2,000,000	78.349%	$1,566,980	February 18, 2011
$2,500,000	78.349%	$1,958,725	February 18, 2011
$5,000,000	78.349%	$3,917,450	February 18, 2011
$3,500,000	76.760%	$2,686,600	February 22, 2011

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Notes offered as described above	$300,750,000.00	102.284%	$307,618,865.00	$35,714.55(1)

(1)   The registration fee is calculated in accordance with Rule 457(r) under the Securities Act.  As of the filing of this pricing supplement, there are unused registration fees of $61,687.37 that have been paid in respect of the securities covered by pricing supplements Nos. 32, 33, 34, 35, 36 and 37 under the registration statement on Form F-3 (No. 333-156118) of which these pricing supplements are a part. After giving effect to the registration fee for these offerings, $25,972.82 remains available for future offerings for such pricing supplements described above.